Exhibit 5.3

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

September 14, 2021

Ball Corporation
9200 W. 108th Circle
Westminster, Colorado 80021-2510

Re:	Ball Corporation $850,000,000 3.125% Senior Notes due 2031

Ladies and Gentlemen:

We have acted as special United States counsel to Ball Corporation, an Indiana corporation (the “Company”), in connection with the public offering of $850,000,000 in aggregate principal amount of the Company’s 3.125% Senior Notes due 2031 (the “Notes”) to be issued under the Indenture, dated as of November 27, 2015 (the “Base Indenture”), by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the Fourteenth Supplemental Indenture, dated as of September 14, 2021 (the “Fourteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee. The Indenture provides that the Notes are to be guaranteed by the guarantors listed on Schedules I and II hereto (collectively, the “Guarantors”) (such guarantees, together with the Notes, the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)          the registration statement on Form S-3 (File No. 333-253873) of the Company relating to debt securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on March 4, 2021 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)          the prospectus, dated March 4, 2021 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)          the preliminary prospectus supplement, dated September 9, 2021 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)          the prospectus supplement, dated September 9, 2021 (together with the Base Prospectus, the “Prospectus Supplement”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

Ball Corporation

September 14, 2021

(e)          an executed copy of the Underwriting Agreement, dated September 9, 2021 (the “Underwriting Agreement”), among the Company, the Guarantors and Deutsche Bank Securities Inc., as representative of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company and the Guarantors to the Underwriters of the Securities;

(f)           an executed copy of the Base Indenture, including Article 10 thereof containing the guaranty obligations of the Guarantors (the “Guarantees”);

(g)          an executed copy of the Fourteenth Supplemental Indenture;

(h)          the global certificates evidencing the Notes, executed by the Company (the “Note Certificates”) and delivered by the Company to the Trustee for authentication and delivery;

(i)            an executed copy of a certificate for each Opinion Party (as defined below) of the Secretary or Assistant Secretary of each Opinion Party, as applicable, dated the date hereof (collectively, the “Secretary’s Certificates”);

(j)            a copy of each Opinion Party’s certificate of incorporation or certificate of formation, in effect as of the date hereof and as of November 27, 2015, as described on Schedule II hereto, certified by the Secretary of State of the State of Delaware as of September 9, 2020, and certified pursuant to the applicable Secretary’s Certificate;

(k)           a copy of each Opinion Party’s by-laws, as amended and in effect as of the date hereof and as of November 27, 2015, or limited liability company agreement (collectively, the “LLC Agreements”), as applicable, certified pursuant to the applicable Secretary’s Certificate; and

(l)            copies of certain resolutions of the Board of Directors or Board of Managers of each Opinion Party, adopted September 2, 2021, certified pursuant to the applicable Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificates and the factual representations and warranties contained in the Underwriting Agreement.

Ball Corporation

September 14, 2021

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the federal laws of the United States of America, (iii) the General Corporation Law of the State of Delaware (the “DGCL”) and (iv) the Delaware Limited Liability Company Act (the “DLLCA”) (all of the foregoing being referred to as “Opined-on Law”).

As used herein, (a) “Opinion Parties” means the Guarantors listed on Schedule I hereto and “Non-Opinion Parties” means the Company and each of the Guarantors listed on Schedule II hereto and (b) “Transaction Documents” means the Underwriting Agreement, the Indenture and the Note Certificates.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.             When duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.

2.             The Guarantee of each Opinion Party has been duly authorized by all requisite corporate or limited liability company, as applicable, action on the part of such Opinion Party under the DGCL or the DLLCA, as applicable, and, when the Note Certificates are duly authenticated by the Trustee and are issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, each Guarantee will constitute the valid and binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)          we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)          we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)          except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d)          we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

Ball Corporation

September 14, 2021

(e)          we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(f)           we do not express any opinion with respect to the enforceability of Section 10.01 of the Fourteenth Supplemental Indenture to the extent that such section provides that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(g)          we do not express any opinion with respect to the enforceability of the provisions contained in Section 10.02 of the Fourteenth Supplemental Indenture to the extent that such provisions limit the obligations of the Guarantors under the Indenture or any right of contribution of any party with respect to the obligations of the Guarantors under the Indenture; and

(h)          to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a)          each Non-Opinion Party (i) was duly incorporated or formed, as applicable, and was validly existing and in good standing, (ii) had requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents to which such Non-Opinion Party is a party;

(b)          each Non-Opinion Party had the corporate or limited liability company, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents to which such Non-Opinion Party is a party;

(c)          each of the Transaction Documents to which each Non-Opinion Party is a party had been duly authorized, executed and delivered by all requisite corporate or limited liability company, as applicable, action on the part of such Non-Opinion Party;

(d)          neither the execution and delivery by the Company and each Guarantor of the Transaction Documents to which the Company or each Guarantor is a party nor the performance by the Company and each Guarantor of its obligations under each of the Transaction Documents: (i) conflicted or will conflict with the certificate of incorporation, certificate of formation, by-laws or limited liability company agreement, as applicable, or any other comparable organizational document of the Company or any Guarantor, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or any Guarantor or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments which are listed in Part II of the Registration Statement or the Company’s most recent Annual Report on Form 10-K), (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or any Guarantor or its property is subject, or (iv) violated or will violate any law, rule or regulation to which the Company or any Guarantor or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law);

Ball Corporation

September 14, 2021

(e)          neither the execution and delivery by the Company or any Guarantor of the Transaction Documents to which the Company or such Guarantor is a party nor the performance by the Company and such Guarantor of its obligations thereunder, including the issuance and sale of the Securities, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(f)           the LLC Agreement of each Opinion Party is the only limited liability company agreement, as defined under the DLLCA, of the members of the applicable Opinion Party as to the affairs of such Opinion Party and the conduct of its business, and we do not express any opinion with respect to the effect of any other agreement of the members of such Opinion Party as to the affairs of such Opinion Party and the conduct of its business. Further, we have assumed that each such Opinion Party has, and since the time of its formation has had, at least one validly admitted and existing member of such Opinion Party and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by any such Opinion Party or its respective Board of Managers or members, as applicable, that would result in, the liquidation, dissolution or winding-up of such Opinion Party, (ii) no event has occurred that has adversely affected the good standing of any such Opinion Party under the laws of its jurisdiction of formation, and each such Opinion Party has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of any such Opinion Party’s certificate of formation.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJH

Schedule I

Ball Advanced Aluminum Technologies Corp., a Delaware corporation

Ball Aerospace & Technologies Corp., a Delaware corporation

Ball Asia Services Limited, a Delaware corporation

Ball Beverage Can Americas Inc., a Delaware company

Ball BP Holding Company, a Delaware company

Ball Container LLC, a Delaware limited liability company

Ball Glass Containers, Inc., a Delaware corporation

Ball Global Business Services Corp., a Delaware corporation

Ball Holdings LLC, a Delaware limited liability company

Ball Inc., a Delaware corporation

Ball Pan-European Holdings, LLC, a Delaware limited liability company

Latas de Aluminio Ball, Inc., a Delaware corporation

Rexam Beverage Can Company, a Delaware corporation

USC May Verpackungen Holding Inc., a Delaware corporation

Schedule II

Ball Corporation, a Nevada corporation

Ball Metal Beverage Container Corp., a Colorado corporation

Ball Metal Container Corporation, an Indiana corporation

Ball Packaging, LLC, a Colorado limited liability company

Ball Technologies Holdings Corp., a Colorado corporation